Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer Executive Vice President & Chief Financial Officer (215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q3 EARNINGS

AND PROVIDES UPDATED EARNINGS GUIDANCE FOR FISCAL 2012

AND INITIAL EARNINGS GUIDANCE FOR FISCAL 2013

***

Company Makes $10 Million Optional Prepayment of Term Loan During Third Quarter

•

Q3 GAAP Diluted EPS of $0.52, a decrease from last year’s Q3 GAAP Diluted EPS of $0.72 and in line with updated guidance of $0.51-$0.53 per share provided on July 10, 2012, but lower than prior guidance of $0.57-$0.70 provided on April 26, 2012

•

Projected full year Fiscal 2012 GAAP Diluted EPS of $1.24-$1.35, a projected decrease from Fiscal 2011 full year GAAP Diluted EPS of $1.75, and a decrease compared to prior EPS guidance of $1.38-$1.62 from April 26, 2012

•

Projected full year Fiscal 2012 free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $22 to $27 million, a projected increase from Fiscal 2011 free cash flow of $9.2 million, versus prior guidance of $22 to $30 million

•	Projected full year Fiscal 2013 GAAP Diluted EPS growth of 10% to 20% versus Fiscal 2012 GAAP Diluted EPS

•	Prepaid $10 million of Term Loan during the third quarter of Fiscal 2012

Philadelphia, PA, July 26, 2012 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the third quarter of fiscal 2012, which ended June 30, 2012. The Company’s diluted earnings per share for its third quarter of fiscal 2012 was in line with its July 10, 2012 updated earnings guidance range of $0.51-$0.53 per share, but below the low end of its April 26, 2012 earnings guidance of $0.57 to $0.70 per share. On July 25, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share payable September 28, 2012.

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 2

Third Quarter Fiscal 2012 Financial Results

•

GAAP net income for the third quarter of fiscal 2012 was $6.9 million, a decrease compared to GAAP net income of $9.5 million for the third quarter of fiscal 2011. GAAP diluted earnings per share for the third quarter of fiscal 2012 was $0.52, a decrease compared to $0.72 for the third quarter of fiscal 2011. This third quarter fiscal 2012 GAAP diluted earnings per share performance was in line with the Company’s revised guidance of $0.51-$0.53 provided in its July 10, 2012 press release, but was lower than its prior guidance, provided in its April 26, 2012 press release, of between $0.57 and $0.70.

•

Adjusted EBITDA was $16.0 million for the third quarter of fiscal 2012, a decrease compared to the $20.0 million of Adjusted EBITDA for the third quarter of fiscal 2011. Adjusted EBITDA is defined in the financial tables at the end of this press release.

•

Net sales for the third quarter of fiscal 2012 decreased 5.3% to $138.8 million from $146.7 million for the third quarter of fiscal 2011. The decrease in sales for the third quarter of fiscal 2012 compared to fiscal 2011 resulted primarily from a decrease in comparable sales, decreased sales from the Company’s licensed relationship and decreased sales related to the Company’s continued efforts to close underperforming stores. The net sales of $138.8 million for the third quarter were below the low end of the Company’s guidance range of $142 to $147 million provided in April 2012.

•

Comparable sales (which include Internet sales) for the third quarter of fiscal 2012 decreased 2.4% versus a comparable sales decrease of 1.6% for the third quarter of fiscal 2011. The comparable sales decrease of 2.4% during the third quarter of fiscal 2012 was below the low end of the Company’s guidance range for third quarter comparable sales of flat to up 4.0% provided in April 2012. The Company estimates that reported comparable sales for the third quarter of fiscal 2012 were hurt by approximately 1.0 percentage points due to a calendar shift which helped March sales at the expense of April, with April 2012 having one less Friday and Saturday compared to April 2011. Adjusting out this ‘calendar shift’ adverse impact, the Company’s days-adjusted comparable sales for the third quarter was a decrease of approximately 1.4%. The Company’s Internet sales, which are included in the Company’s reported comparable sales, increased 30% for the third quarter of fiscal 2012, on top of an 18% increase in the third quarter of fiscal 2011.

First Nine Months of Fiscal 2012 Financial Results

•

GAAP net income for the first nine months of fiscal 2012 was $14.2 million, a decrease compared to GAAP net income of $20.3 million for the first nine months of fiscal 2011. GAAP diluted earnings per share for the first nine months of fiscal 2012 was $1.07, a decrease compared to $1.55 for the first nine months of fiscal 2011.

•

GAAP net income for the first nine months of fiscal 2011 included a reduction of state income tax expense, net of federal tax benefit, of $0.9 million, or $0.07 per share (diluted), related to settlements of uncertain income tax positions.

•	Adjusted EBITDA was $37.2 million for the first nine months of fiscal 2012, a decrease compared to the $45.5 million of Adjusted EBITDA for the first nine months of fiscal 2011.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 3

•

Net sales for the first nine months of fiscal 2012 decreased 0.7% to $413.0 million from $416.0 million for the first nine months of fiscal 2011. Comparable sales for the first nine months of fiscal 2012 decreased 1.1% versus a comparable sales increase of 0.6% for the first nine months of fiscal 2011.

Trailing Twelve Months Financial Results

•	For the trailing twelve months ended June 30, 2012, Adjusted EBITDA was $46.1 million.

•

For the trailing twelve months ended June 30, 2012, GAAP net income was $16.9 million, or $1.27 per share (diluted) and non-GAAP adjusted net income (before stock-based compensation expense and loss on extinguishment of debt) was $18.4 million, or $1.39 per share (diluted).

Financing and Related Activities

•

The Company made an optional prepayment of $10.0 million of its Term Loan during the third quarter of fiscal 2012, and has made optional prepayments of $15.0 million of its Term Loan since the beginning of fiscal 2012.

•

On July 25, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share, payable September 28, 2012 to stockholders of record at the close of business on September 7, 2012. On July 25, 2012, the Company also announced that its Board of Directors extended and amended the Company’s authorized stock repurchase program, so that it now authorizes the repurchase of up to $10 million of the Company’s outstanding common stock and expires on July 31, 2014.

•

The Company is currently in the process of evaluating financing proposals related to: (1) a new multi-year credit facility to replace the Company’s current credit facility, which matures on January 13, 2013, and (2) potential new term loan financing to refinance the Company’s Term Loan, which matures on March 13, 2013. Note that, as of June 30, 2012, the Company has total debt of $15.7 million, including $13.7 million of the Term Loan. As of June 30, 2012, the Company has no outstanding borrowings under its credit facility.

Retail Locations

The table below summarizes store opening and closing activity for the third quarter and first nine months of fiscal 2012 and 2011, as well as the Company’s store, total retail location and total international franchised location count at the end of each fiscal period. The decrease in leased department locations at the end of June 2012 versus June 2011 predominantly reflects the closure of the Company’s 291 remaining leased departments within Kmart® locations in October 2011. Kmart represented only a small portion of the overall sales generated by the Company’s leased department relationship with Sears® and Kmart through the Company’s agreement with Sears Holdings Corporation. The Company continues to operate leased departments in Sears stores throughout the United States. As of June 30, 2012, the Company operates 515 leased department locations in Sears stores.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 4

	Third Quarter Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011

Store Openings (1)
Total	—	3	4	7
Multi-Brand Store Openings	—	2	3	5

Store Closings (1)
Total	7	12	26	42
Closings Related to Multi-Brand Store Openings	1	2	7	9

Period End Retail Location Count (1)
Stores	636	663	636	663
Leased Department Locations	1,380	1,697	1,380	1,697

Total Retail Locations (1)	2,016	2,360	2,016	2,360

(1)	Excludes international franchised locations.

	Third Quarter Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011

International Franchised Location Openings
Stores	2	2	2	4
Shop-in-Shop Locations	5	4	36	23

Total International Franchised Location Openings	7	6	38	27

International Franchised Location Closings
Stores	—	—	1	—
Shop-in-Shop Locations	—	1	2	1

Total International Franchised Location Closings	—	1	3	1

Period End International Franchised Location Count
Stores	16	12	16	12
Shop-in-Shop Locations	85	45	85	45

Total International Franchised Locations	101	57	101	57

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “We are disappointed that our sales and earnings for the third quarter were weaker than expected. Our sales for the quarter were lower than planned, as our strong early sales of Spring/Summer product in February and March did not continue into the April-June period. Our gross margin was also lower than planned, due to increased price

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 5

promotional activity and additional markdowns taken to spur sales and manage inventory levels. With this lower than planned sales and gross margin, partially offset by our continued tight management of expenses, our GAAP diluted earnings per share for the third quarter was $0.52 per share, in line with our updated guidance range of $0.51 to $0.53 from July 10, 2012, but below our prior earnings guidance range of $0.57 to $0.70 per share from April 26, 2012.

“Our key focus continues to be improving our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. Although we recognize the increasingly challenging macroeconomic environment of recent months, we remain focused on the things that we can control, not on external factors that we cannot control. Over the past several months, we have made many changes to drive improvements in our merchandise assortments and the way these assortments are presented in store, and we are disappointed that the strong sales results we saw early in the Spring product selling season did not continue throughout the Spring/Summer product selling season. We believe this weaker than planned third quarter sales may well have partially reflected a shift in demand for Spring/Summer product from the third quarter to the second quarter due to earlier than normal warm weather conditions in February and March, which had resulted in higher than planned second quarter sales. However, we are cautiously optimistic that we will begin to see the results of our efforts in an improved sales trend beginning in our fiscal fourth quarter, as we enter the selling season for our Fall 2012 merchandise assortments.”

Guidance for Fiscal 2012

“Looking forward, we are confident that we can improve our sales performance and position our Company for continued future growth, by enhancing our merchandise assortments, merchandise presentation and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.”

“Our financial guidance for the full year fiscal 2012 is as follows:

•

Net sales in the $538.5 to $543.0 million range, representing a projected sales decrease of between 0.4% and 1.3% versus fiscal 2011 net sales of $545.4 million. This sales guidance range is based on a projected comparable sales decrease of between 0.1% and 1.1%. The Company projects the cannibalization impact of the Macy’s leased department expansion to hurt fiscal 2012 comparable sales by approximately 1 percentage point.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 6

•	Gross margin for fiscal 2012 is expected to decrease between 85 and 105 basis points versus fiscal 2011, with improved year-over-year gross margin projected for the fourth quarter.

•

Total selling, general and administrative expenses (SG&A) are planned to be roughly equal to fiscal 2011 in dollar terms and slightly higher than fiscal 2011 as a percentage of net sales. The projected SG&A expense for the full year reflects increased marketing and advertising expenses and additions of talent to drive sales, as well as inflationary expenses and additional operating expenses resulting from the full year impact of the Macy’s leased department expansion in the second quarter of fiscal 2011, substantially offset by continued tight expense controls and additional cost reductions.

•	Operating income in the $28.5 to $30.9 million range, a projected decrease compared to fiscal 2011 operating income of $38.2 million.

•	GAAP diluted earnings per share of between $1.24 and $1.35 per share for fiscal 2012, a projected decrease compared to earnings of $1.75 per share (diluted) for fiscal 2011.

•

Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt) of between $1.35 and $1.46 per share for fiscal 2012, a projected decrease versus non-GAAP adjusted diluted earnings per share of $1.87 per share for fiscal 2011.

•	Adjusted EBITDA in the $45.5 to $47.9 million range, a projected decrease compared to the fiscal 2011 Adjusted EBITDA of $54.4 million.

•

Open 9 to 10 new stores during the year, including 7 to 8 new multi-brand Destination Maternity stores, and close approximately 40 to 41 stores, with 13 to 14 of these planned store closings related to openings of new Destination Maternity stores.

•

Capital expenditures planned at between $10.0 and $12.0 million compared to fiscal 2011 capital expenditures of $12.3 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $6.7 million and $8.7 million, compared to $9.1 million in fiscal 2011.

•	Inventory at fiscal 2012 year end planned to be approximately flat to $2 million lower than fiscal 2011 year end.

•

Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $22 to $27 million for the full year fiscal 2012, a projected increase from fiscal 2011 free cash flow of $9.2 million. Based on the Company’s current quarterly dividend rate of $0.175 per share, the dividend will use approximately $9.3 million of cash flow for fiscal 2012.

“Our financial guidance for the fourth quarter of fiscal 2012 is as follows:

•	Net sales in the $125.5 to $130.0 million range.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 7

•	A projected comparable sales change of between a decrease of 1% and an increase of 3%.

•	GAAP diluted earnings per common share of between $0.17 and $0.28 per share, versus the GAAP diluted earnings per share of $0.20 for the fourth quarter of fiscal 2011.

•

Non-GAAP adjusted diluted earnings per common share (before stock-based compensation expense and loss on extinguishment of debt) of between $0.20 and $0.31 per share, versus comparably adjusted non-GAAP diluted earnings per share of $0.23 for the fourth quarter of fiscal 2011.”

Guidance for Fiscal 2013

“Our preliminary financial guidance for the full year fiscal 2013 is as follows:

•	A projected net sales change of between a decrease of 0.5% and an increase of 1.5% compared to the $538.5 to $543.0 million sales guidance range for fiscal 2012.

•	A projected comparable sales increase of between 1% and 3%.

•	A projected increase in GAAP diluted earnings per share of between 10% and 20% from our $1.24 to $1.35 guidance range for fiscal 2012.

•

Open approximately 6 to 12 new stores during the year, including approximately 2 to 5 new multi-brand Destination Maternity stores, and close approximately 25 to 40 stores, with approximately 6 to 12 of these planned store closings related to openings of new Destination Maternity stores.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both this year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business – streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time; and

d.	Continue to close underperforming stores.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 8

3.	In addition to achieving increased comparable sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion.

b.	Potential growth of our leased department and licensed relationships.

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales.

d.	Selective new store openings and relocations in the U.S. and Canada; and

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “Although we are proud of what we have accomplished in the past four years to significantly improve our Company’s profitability and financial position, even in the face of a challenging sales environment, we have not been satisfied with our sales results or our current year earnings results. While we recognize that over the past four years we have faced the dual challenges of a deep recession followed by a weak recovery, as well as an 8% decrease in births in the United States since 2007, we remain focused on driving improvement in our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. We are confident in our ability to continue to manage our business through this uncertain consumer environment, to turn around our sales performance, and to continue to make progress towards our key corporate goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s third quarter fiscal 2012 earnings and future financial guidance. You can participate in this conference call by calling (800) 414-9222 in the United States and Canada or (847) 413-3402 outside of the United States and Canada. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “32913556.” In the event that you are unable to participate in the call, a replay will be available through Thursday, August 9, 2012 by calling (888) 843-7419 in the United States and Canada or (630) 652-3042 outside of the United States and Canada. The passcode for the replay is “32913556.”

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2012 RESULTS	Page 9

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2012, Destination Maternity operates 2,016 retail locations, including 636 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,380 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of June 30, 2012, Destination Maternity has 101 international franchised locations, including 85 shop-in-shop locations and 16 Destination Maternity branded stores.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except percentages and per share data)

(unaudited)

	Third Quarter Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011

Net sales	$138,847	$146,684	$412,989	$415,952
Cost of goods sold	63,091	65,749	193,866	187,895

Gross profit	75,756	80,935	219,123	228,057
Gross margin	54.6%	55.2%	53.1%	54.8%
Selling, general and administrative expenses (SG&A)	63,252	64,597	192,967	193,628
SG&A as a percentage of net sales	45.6%	44.0%	46.7%	46.6%
Store closing, asset impairment and asset disposal expenses	653	206	1,650	822
Restructuring and other charges	—	193	—	193

Operating income	11,851	15,939	24,506	33,414
Interest expense, net	310	529	1,054	1,772
Loss on extinguishment of debt	12	28	22	37

Income before income taxes	11,529	15,382	23,430	31,605
Income tax provision	4,588	5,922	9,247	11,304

Net income	$6,941	$9,460	$14,183	$20,301

Net income per share – basic	$0.53	$0.73	$1.08	$1.59

Average shares outstanding – basic	13,132	12,976	13,077	12,755

Net income per share – diluted	$0.52	$0.72	$1.07	$1.55

Average shares outstanding – diluted	13,332	13,215	13,258	13,100

Supplemental information:
Net income, as reported	$6,941	$9,460	$14,183	$20,301
Add: restructuring and other charges, net of tax	—	120	—	120
Add: stock-based compensation expense, net of tax	368	358	1,107	1,100
Add: loss on extinguishment of debt, net of tax	8	17	14	23

Adjusted net income, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt	$7,317	$9,955	$15,304	$21,544

Adjusted net income per share – diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt	$0.55	$0.75	$1.15	$1.64

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$31,692	$15,285
Trade receivables, net	10,412	11,015
Inventories	74,211	90,366
Deferred income taxes	8,159	7,572
Prepaid expenses and other current assets	5,136	6,797

Total current assets	129,610	131,035
Property, plant and equipment, net	51,241	55,854
Other assets	10,647	11,883

Total assets	$191,498	$198,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$—	$—
Current portion of long-term debt	15,667	2,915
Accounts payable	14,889	18,456
Accrued expenses and other current liabilities	37,545	33,680

Total current liabilities	68,101	55,051
Long-term debt	—	28,427
Deferred rent and other non-current liabilities	21,902	22,599

Total liabilities	90,003	106,077
Stockholders’ equity	101,495	92,695

Total liabilities and stockholders’ equity	$191,498	$198,772

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2012	September 30, 2011	June 30, 2011

Cash and cash equivalents	$31,692	$15,285	$26,651
Inventories	74,211	90,366	84,134
Property, plant and equipment, net	51,241	55,854	56,892
Line of credit borrowings	—	—	—
Total debt	15,667	31,342	31,742
Net cash (debt) (1)	16,025	(16,057)	(5,091)
Stockholders’ equity	101,495	92,695	91,892

(1)	Net cash (debt) represents cash and cash equivalents minus total debt.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2012	2011
Operating Activities
Net income	$14,183	$20,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,339	9,555
Stock-based compensation expense	1,769	1,767
Loss on impairment of long-lived assets	1,569	530
Loss on disposal of assets	65	246
Loss on extinguishment of debt	22	37
Deferred income tax (benefit) provision	(255)	2,281
Amortization of deferred financing costs	83	137
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	594	1,371
Inventories	16,153	(3,399)
Prepaid expenses and other current assets	1,661	368
Other non-current assets	(14)	(25)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	961	(3,576)
Deferred rent and other non-current liabilities	(375)	(2,073)

Net cash provided by operating activities	45,755	27,520

Investing Activities
Capital expenditures	(5,913)	(9,781)
Purchase of intangible assets	(164)	(295)
Withdrawal from grantor trust	—	1,504

Net cash used in investing activities	(6,077)	(8,572)

Financing Activities
Decrease in cash overdraft	(358)	(1,343)
Repayment of long-term debt	(15,675)	(13,419)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(593)	(2,787)
Cash dividends paid	(6,988)	(4,587)
Proceeds from exercise of stock options	99	2,280
Excess tax benefit from exercise of stock options and restricted stock vesting	270	2,926

Net cash used in financing activities	(23,245)	(16,930)

Effect of exchange rate changes on cash and cash equivalents	(26)	—

Net Increase in Cash and Cash Equivalents	16,407	2,018
Cash and Cash Equivalents, Beginning of Period	15,285	24,633

Cash and Cash Equivalents, End of Period	$31,692	$26,651

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA(1)

and Operating Income Margin to Adjusted EBITDA Margin

(in thousands, except percentages)

(unaudited)

	Third Quarter Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011

Net income	$6,941	$9,460	$14,183	$20,301
Add: income tax provision	4,588	5,922	9,247	11,304
Add: interest expense, net	310	529	1,054	1,772
Add: loss on extinguishment of debt	12	28	22	37

Operating income	11,851	15,939	24,506	33,414
Add: depreciation and amortization expense	3,020	3,201	9,339	9,555
Add: loss on impairment of long-lived assets	596	156	1,569	530
Add: (gain) loss on disposal of assets	(39)	90	65	246
Add: stock-based compensation expense	589	576	1,769	1,767

Adjusted EBITDA (1)	16,017	19,962	37,248	45,512

Net sales	$138,847	$146,684	$412,989	$415,952

Operating income margin (operating income as a percentage of net sales)	8.5%	10.9%	5.9%	8.0%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	11.5%	13.6%	9.0%	10.9%

(1)	Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) (gain) loss on disposal of assets; and (iv) stock-based compensation expense.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Consolidated Statement of Income

For the Twelve Months Ended June 30, 2012

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$542,431
Cost of goods sold	254,468

Gross profit	287,963
Gross margin	53.1%
Selling, general and administrative expenses (SG&A)	256,760
SG&A as a percentage of net sales	47.3%
Store closing, asset impairment and asset disposal expenses	1,867

Operating income	29,336
Interest expense, net	1,515
Loss on extinguishment of debt	22

Income before income taxes	27,799
Income tax provision	10,929

Net income	$16,870

Net income per share – basic	$1.29

Average shares outstanding – basic	13,061

Net income per share – diluted	$1.27

Average shares outstanding – diluted	13,238

Supplemental information:
Net income, as reported	$16,870
Add: stock-based compensation expense, net of tax	1,474
Add: loss on extinguishment of debt, net of tax	14

Adjusted net income, before stock-based compensation expense and loss on extinguishment of debt	$18,358

Adjusted net income per share – diluted, before stock-based compensation expense and loss on extinguishment of debt	$1.39

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income to Adjusted EBITDA,

and Operating Income Margin to Adjusted EBITDA Margin

For the Twelve Months Ended June 30, 2012

(in thousands, except percentages)

(unaudited)

Net income	$16,870
Add: income tax provision	10,929
Add: interest expense, net	1,515
Add: loss on extinguishment of debt	22

Operating income	29,336
Add: depreciation and amortization expense	12,553
Add: loss on impairment of long-lived assets	1,807
Add: loss on disposal of assets	89
Add: stock-based compensation expense	2,346

Adjusted EBITDA	$46,131

Net sales	$542,431

Operating income margin	5.4%
Adjusted EBITDA margin	8.5%

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock-Based Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending September 30, 2012	Actual for the Year Ended September 30, 2011

Net income per share – diluted (1)	$1.24 to 1.35	$1.75
Add: per share effect of restructuring and other charges	—	0.01
Add: per share effect of stock-based compensation expense	0.11	0.11
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share – diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt (1)	$1.35 to 1.46	$1.87

(1)	Projected net income and projected adjusted net income per share – diluted for the year ending September 30, 2012 are based on approximately 13.3 million projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Stock-Based Compensation Expense

and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Fourth Quarter Ending September 30, 2012	Actual for the Fourth Quarter Ended September 30, 2011

Net income per share – diluted (1)	$0.17 to 0.28	$0.20
Add: per share effect of stock-based compensation expense	0.03	0.03
Add: per share effect of loss on extinguishment of debt	0.00	—

Adjusted net income per share – diluted, before stock-based compensation expense and loss on extinguishment of debt (1)	$0.20 to 0.31	$0.23

(1)	Projected net income and projected adjusted net income per share – diluted for the fourth quarter ending September 30, 2012 are based on approximately 13.3 million projected average diluted shares outstanding.

Reconciliation of Net Income to Adjusted EBITDA

(in millions, unaudited)

	Projected for the Year Ending September 30, 2012 (1)	Actual for the Year Ended September 30, 2011 (1)

Net income	$16.4 to 17.9	$23.0
Add: income tax provision	10.6 to 11.6	13.0
Add: interest expense, net	1.4	2.2
Add: loss on extinguishment of debt	0.0	0.0

Operating income	28.5 to 30.9	38.2
Add: depreciation and amortization expense	12.5	12.8
Add: loss on impairment of long-lived assets and loss on disposal of assets	2.1	1.0
Add: stock-based compensation expense	2.4	2.3

Adjusted EBITDA	$45.5 to 47.9	$54.4

(1)	Components do not add to total due to rounding.

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